                                                                     EXHIBIT 1.1
                                   2,703,000

                         INLAND STEEL INDUSTRIES, INC.

                    COMMON STOCK ($1.00 PAR VALUE PER SHARE)

                               STANDBY AGREEMENT


                                                                  April 28, 1994

CS FIRST BOSTON CORPORATION,
GOLDMAN, SACHS & CO.

c/o CS First Boston Corporation,
        Park Avenue Plaza,
        New York, N.Y.  10055


Dear Sirs:

         1. Introductory. Inland Steel Industries, Inc., a Delaware corporation (the "Company"), proposes to redeem all of its outstanding Series G $4.625 Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Convertible Securities") and, in that connection, agrees with you (the "Purchasers") as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Purchasers that:

                 (a)  A registration statement (No. 33-      ), including a
         form of prospectus, relating to the Common Stock, par value $1.00 per share, of the Company ("Common Stock") issuable upon conversion ("Shares") of the Convertible Securities or otherwise in accordance with the provisions of paragraph 3 hereof has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the

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         Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus".

                 (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by any Purchaser through you specifically for use therein.

                 (c) As of the close of business on April 21, 1994, 1,500,000 shares of Convertible Securities were outstanding, and the Company has duly authorized or will promptly duly authorize the redemption of all the outstanding Convertible Securities on May 31, 1994 (the "Redemption Date"), at the redemption price of $53.2375 per share plus an amount equal to accrued and unpaid dividends thereon to the Redemption Date, or a total of $53.6229 per share.

                 (d) The Convertible Securities are convertible into the Shares at the rate of 1.802 Shares per share of the Convertible Securities, by surrender of Convertible Securities to Harris Trust and Savings Bank ("Agent"), Chicago, Illinois prior to the close of business on May 23, 1994 (the "Expiration Date"); the Shares and the Purchased Shares (as defined below) have been duly authorized; the Shares have been reserved for issuance upon conversion; and the Shares, when issued upon conversion, and the Purchased Shares when issued as contemplated hereby, will be validly issued, fully paid and nonassessable.

                 (e) There are no contracts, agreements or understandings (other than the letter agreement, dated December 18, 1989, between Nippon Steel Corporation, NS Finance III, Inc. and the Company) between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         3. Purchase and Conversion of Convertible Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Purchasers agree, severally and not jointly:





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                 (a)  To purchase, in the respective percentages specified
         after the names of the Purchasers in Schedule A hereto, at a flat price of $53.75 per share, all Convertible Securities tendered to and accepted by the Agent for redemption prior to the close of business on the Expiration Date.

                 (b) That it may (but will not be obligated to) purchase Convertible Securities in the open market in such amounts and at such prices as such Purchaser deems advisable.

                 (c) To surrender, from time to time, for conversion into Shares, at or prior to the close of business on the Expiration Date, all Convertible Securities purchased by them.

                 (d) If less than all the outstanding Convertible Securities are surrendered for conversion at or prior to the close of business on the Expiration Date, the Purchasers, on the basis of the representations, warranties and agreements contained in this Agreement (but subject to the terms and conditions set forth in this Agreement), agree, severally and not jointly, to purchase from the Company, in the respective percentages specified opposite their names in Schedule A hereto, at a purchase price of $29.7574 per share, such whole number of shares of Common Stock ("Purchased Shares") as shall be specified in an irrevocable notice from the Company to you, given as promptly as practicable after the close of business on the Expiration Date (and in no event later than 11:00 a.m., New York City time, on the next business day) but not in excess of the number of shares of Common Stock that would have been issuable upon conversion of such of the Convertible Securities which shall not have been surrendered and converted prior to or on the Expiration Date.

                 (e) The Purchasers shall remit to the Company one-half of the Profit received on the sale of the Purchased Shares and the Shares.
         As used in the immediately preceding sentence, "Profit" means the excess of the aggregate gross proceeds received on the sale of such shares over the aggregate purchase price paid by the Purchasers for the Shares (after giving affect to the conversion of the Convertible Securities) or the Purchased Shares, as the case may be, after deduction from such proceeds of sale any selling concessions, transfer taxes and other related expenses not reimbursed by the Company or any unaffiliated party. For purposes of the foregoing determination, any shares not sold by the Purchasers prior to the close of business on the tenth day (or, if such tenth day is not a business day, the next business day thereafter) after the Redemption Date shall be deemed to have been sold on such day for an amount equal to the average of the high and low sale price of the Common Stock on such day as reported on the New York Stock Exchange Composite Tape. Upon completion of the sale of such shares, you shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other related expenses. Nothing contained herein shall limit the rights of the Purchasers, or the time or times when, any shares of Common Stock shall be sold, whether or not prior to the Expiration Date and whether or not for long or short account.

                 (f) The Company understands that the Purchasers propose to resell the Purchased Shares, as set forth in the Prospectus, as soon as practicable after the Expiration Date. The Company confirms that the Purchasers and dealers have been authorized to distribute the Prospectus (as amended or supplemented if the Company furnishes amendments or supplements to the Purchasers).

Purchases referred to in subsections (a) and (b) may, at the election of the Purchasers, be made at any time, or from time to time, at or prior to the Expiration Date. The Company agrees to deliver to the Purchasers for settlement within five trading days of conversion the Common Stock issuable upon conversion by the Purchasers of any purchased Convertible Securities. Payment by the Purchasers for





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purchases referred to in subsection (a) shall be made by check or checks in
Chicago Clearing House (next day) funds.

         4. Compensation of Purchasers and Delivery. As compensation for the Purchasers' commitments, the Company will pay to you for your proportionate accounts the sum of (a) $750,000, and (b) an amount equal to [$1.1903] [$1.4879] per share for each Share acquired by you, in excess of 135,150 shares, for the accounts of the Purchasers through purchase (including purchases other than those referred in Section 3(a)) and conversion of Convertible Securities. Such payment will be made promptly after the Expiration Date, whether or not any Convertible Securities are purchased hereunder.

         The Company will deliver to you through the Depository Trust Company for the accounts of the Purchasers, certificates representing the number of Purchased Shares purchased by such Purchaser against payment of the purchase price by certified or official bank check in Chicago Clearing House (next day) funds drawn to the order of the Company for all Purchased Shares purchased by the Purchasers at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 at 10:00 a.m., Chicago time, on the fifth business day after the Expiration Date, or at such other time not later than five full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date".

         5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:

                 (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424 (b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

                 (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent; and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (c) If, at any time when a prospectus relating to the Shares and Purchased Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Purchasers'





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         delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                 (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                 (e) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits filed therewith), each related preliminary prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

                 (f) The Company will arrange for the qualification of the Shares and the Purchased Shares for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the Shares and the Purchased Shares; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and provided further, that the cost of maintaining such qualification on or after a date nine months from the date hereof shall be borne by the Purchasers requesting the same.

                 (g) During the period of three years hereafter, the Company will furnish to you and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

                 (h) The Company will commence on April 29, 1994 and thereafter continue to mail the required notice of the redemption of the Convertible Securities on the Redemption Date (together with notice of the other rights of the holders of Convertible Securities) in the form submitted to you and furnish copies thereof as you may request.

                 (i) The Company will direct the Agent to advise you daily of the number of shares of Convertible Securities surrendered for conversion into Shares on the preceding day and the number of shares of Convertible Securities tendered to and accepted by the Agent for redemption or for purchase by the Purchasers on the preceding day.

                 (j) The Company will pay all expenses incident to the performance of its obligations under this Agreement, will pay the charges of the Agent and will reimburse the Purchasers for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Shares and the Purchased Shares for sale under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for telephone and mailing expenses incurred by you in soliciting conversions of the Convertible Securities, for any handling or processing charges of nominee holders of Convertible Securities, for expenses





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
         incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Purchasers and any expenses (including fees and disbursements of counsel) to the Purchasers in connection with this Agreement and your offering of the Shares or the Purchased Shares.

                 (k) From the date hereof through the date 60 days after the Redemption Date, the Company will not, (i) offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares or the Purchased Shares, (ii) issue shares of capital stock or debt instruments convertible into Common Stock to any person other than the Purchasers under any plan of distribution requiring the registration of such shares of Common Stock or such convertible shares or debt instruments under the Act and (iii) register any shares of Common Stock under the Act in connection with any secondary distribution of such shares of Common Stock or such convertible shares or debt instruments (in the cases of (i), (ii) or (iii)), other than in the ordinary course of the Company's dividend reinvestment and stock option, stock incentive, employee stock ownership, stock investment, thrift, stock purchase, benefit or stockholders' rights plans, as a result of the conversion of the Company's outstanding Preferred Stock, or as otherwise contemplated by the Prospectus), except, in each case, with the written consent of the Purchasers.

         6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers hereunder will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price Waterhouse confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                        (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                      (ii) they have made a review of the unaudited financial statements included in the Registration Statement in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report attached to such letter;

                      (iii)  on the basis of the review referred to in clause
             (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                        (A) the unaudited consolidated net sales, operating profit, net income and net income per share amounts for the three- month periods ended March 31, 1994 and 1993 included in the Prospectus do not agree with the amounts set forth in the unaudited





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                 consolidated financial statements for those same
                 periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                        (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the consolidated capital stock (other than issuances of capital stock upon exercise of options, stock appreciation rights and stock purchase rights, upon earn-outs of performance shares, as contributions to the Company's thrift plan and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in consolidated short-term indebtedness or consolidated long-term debt of the Company and its subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets or any increases or decreases in items specified by the Purchasers, in each case as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                        (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net revenues or operating profit, or in the total or per share amounts of consolidated income before extraordinary items or net income; or any increases or decreases in other items as specified by the Purchasers;

         except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                      (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

             (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
         Section 5(a) of this Agreement. Prior to the close of business on the Expiration Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

             (c) Subsequent to December 31, 1993, there shall not have been any change in the funded debt or capital stock of the Company except as disclosed in the letter referred to in Section 6(a) of this Agreement or as the result of the transactions contemplated hereby nor any change in the charter or by-laws of the Company materially affecting the rights of the holders of Common Stock.

             (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Shares; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Purchasers including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the purchase of and payment for the Purchased Shares or the Convertible Securities, the conversion of the Convertible Securities into the Shares and the resale of the Shares or the Purchased Shares by the Purchasers.

             (e) Prior to the commencement (the "Mailing Date") of the mailing and publication of the notice of redemption of the Convertible Securities, you shall have received an opinion, dated the date of delivery thereof, of David B. Anderson, Esq., Vice President, Corporate Planning and General Counsel for the Company, to the effect that:

                      (i) The redemption of all the outstanding Convertible Securities on the Redemption Date has been duly authorized;

                      (ii) The Company has an authorized capitalization as set forth in the Prospectus, as of the date set forth therein, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Convertible Securities are convertible as set forth in Section 2(d); and the Shares and the Purchased Shares have been duly authorized; the Shares have been reserved for issuance upon such conversion; the Shares, when issued upon such conversion, and the Purchased Shares, when issued as contemplated hereby, will be validly issued, fully paid and nonassessable; the outstanding shares of Common Stock conform, and the Shares and Purchased Shares will upon issuance conform, to the description thereof contained in the Prospectus; and the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Shares or Purchased Shares;

                      (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no liability or disability by reason of failure to be so qualified in any such jurisdiction, which liability or disability is material to the Company and its subsidiaries taken as a whole;

                      (iv) Each significant subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                        (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the issue and sale of the Purchased Shares or issue upon conversion and the sale of the Shares, the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and the Exchange Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares and the Purchased Shares by the Purchasers;

                      (vi) The execution, delivery and performance of this Agreement, the purchase and conversion of the Convertible Securities by the Purchasers, the issuance of the Shares upon the conversion contemplated herein, the resale of the Shares by the Purchasers and the issue and sale of the Purchased Shares will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                      (vii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which will individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

                    (viii) There are no contracts, agreements or understandings known to such counsel (other than the letter agreement, dated December 18, 1989, between Nippon Steel Corporation, NS Finance III, Inc. and the Company) between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

             (f) Prior to the Mailing Date, you shall have received an opinion, dated the date of delivery thereof, of Mayer, Brown & Platt, counsel for the Company, to the effect that:

                        (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                      (ii) This Agreement has been duly authorized, executed and delivered by the Company;

                      (iii) The documents incorporated by reference in the Prospectus (other than the financial statements related schedules and other financial or statistical data contained or incorporated by reference in such documents, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder; and no facts have come to the attention of such counsel which lead them to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading, it being understood that in each such case, such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data contained or incorporated by reference in any such documents;

                      (iv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules and other financial or statistical data contained or incorporated by reference in such documents, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; no facts have come to the attention of such counsel which lead them to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (or, as of its date, any further amendment or supplement thereto made by the Company prior to such Closing Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of such Closing Date, either the Registration Statement or the Prospectus (or any such further amendment or supplement thereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood that in each such case, such counsel need express no opinion as to the financial statements and related schedules or other financial or statistical data contained or incorporated by reference in any such documents; and

                        (v) Such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

             (g) Prior to the Mailing Date, you shall have received from Sullivan & Cromwell, counsel for the Purchasers, such opinion or opinions, dated the date of delivery thereof, with respect to the incorporation of the Company, the validity of the Shares and the Purchased Shares, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

             (h) Prior to the Mailing Date, you shall have received a certificate, dated the date of delivery thereof, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of delivery thereof, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

             (i) On the Closing Date, if requested by you, you shall have received a letter, opinions and a certificate, each dated the Closing Date, of the independent accountants, counsel and officers referred to in subsections (a), (e), (f), (g) and (h), respectively, of this Section and otherwise meeting the requirements of such subsections, except that the specified date referred to in subsection (a) will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

         The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through you specifically for use therein; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus, or with respect to any Prospectus which has been amended or supplemented to reflect an event subsequent to the effective date of the Registration Statement, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares or Purchased Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Underwriter.

         (b) Each Purchaser will severally indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as (x) the aggregate conversion price of all Shares issued by the Company after the date of this Agreement upon conversion of Convertible Securities (including Shares issued upon such conversion by persons other than the Purchasers) together with the aggregate purchase price of the Purchased Shares, before deducting expenses, less the compensation received by the Purchasers pursuant to Section 4 bears to (y) the compensation received by the Purchasers pursuant to Section 4. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares or Purchased Shares acquired by it or for its account through purchase (including purchases other than through the Agent) and conversion of Convertible Securities were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective obligations hereunder and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Purchasers. If either Purchaser should default in its obligation to purchase Convertible Securities and Purchased Shares hereunder and the aggregate number of shares of the Convertible Securities (after giving effect to the conversion) and Purchased Shares that such defaulting Purchaser agreed but failed to purchase does not exceed 10% of the total number of shares of the Convertible Securities (after giving effect to the conversion) and Purchased Shares required to be purchased hereunder, the non-defaulting Purchaser may make arrangements satisfactory to the Company for the purchase of such Convertible Securities or Purchased Shares by other persons, including the non-defaulting Purchaser, but if no such arrangements are made by the close of business on the Expiration Date, the non-defaulting Purchaser shall be obligated to purchase the Convertible Securities or Purchased Shares that such defaulting Purchaser agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate number of shares of the Convertible Securities (after giving effect to the conversion) and Purchased Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of the Convertible Securities and Purchased Shares required to be purchased hereunder and arrangements satisfactory to you and the Company for the purchase of such Convertible Securities or Purchased Shares by other persons are not made prior to the close of business on the Expiration Date, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of the Purchased Shares and the Shares upon conversion of the Convertible Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Convertible Securities or the Purchased Shares by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to
Section 7 shall remain in effect. If the purchase of the Convertible Securities or the Purchased Shares by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in clause (iii), (iv), or
(v) of Section 6(d), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares and the Purchased Shares and not otherwise subject to reimbursement pursuant to Section 5(j).

         10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to you c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055, Attention: Investment Banking Department--New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 30 West Monroe Street, Chicago, Illinois 60603, Attention:
Treasurer; provided, however, that any notice to a Purchaser pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Purchasers. Any action under this Agreement taken by you jointly will be binding upon all the Purchasers.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                                           Very truly yours,

                                           INLAND STEEL INDUSTRIES, INC.

                                           By................................
                                              Name:
                                              Title:


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.

By  CS FIRST BOSTON CORPORATION

         By ..............................
              Name:
              Title:

                                   SCHEDULE A



Purchaser                                                                           Percentage
- ---------                                                                           ----------
CS First Boston Corporation . . . . . . . . . . . . . . . . . . . . . . . . .           50%
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           50
                                                                                    -----------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          100%
                                                                                    -----------
                                                                                    -----------
